June 14, 2005

The Board of Directors
Source Direct Holdings, Inc.
4323 Commerce Circle
Idaho Falls, ID 83401

     Re: Consent to be named in the Form SB-2 Registration Statement, for the registration of 38,261,126 shares of common stock of Source Direct Holdings, Inc., a Nevada Corporation (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the years ended June 30, 2004 and 2003, dated August 31, 2004, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC
Salt Lake City, Utah